Exhibit 99.1

Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Third Quarter 2014 Financial Results

Highlights

•	Generated NAREIT defined funds from operations (“FFO”) of $4.6 million or $0.04 per diluted common share. FFO includes acquisition costs of $1.3 million or $0.01 per diluted common share, one-time charges related to the redemption of the Series A Preferred Stock of $3.5 million or $0.03 per diluted common share and other-than-temporary impairments on retained bonds of $0.7 million or $0.01 per diluted common share.

•	Generated Core FFO of $10.2 million or $0.08 per diluted common share. Core FFO excludes property acquisition costs, other-than-temporary impairments on retained bonds and other one-time charges (as defined on page 10).

•	Generated adjusted funds from operations (“AFFO”) of $9.2 million or $0.08 per diluted common share.

•	Affirmed previous guidance of estimated Q4 2014 run-rate FFO of $0.09-$0.11 per diluted common share.

•	Raised $87.5 million of gross proceeds through a public offering of 3,500,000 shares of 7.125% Series B Cumulative Redeemable Preferred Stock, and redeemed all of the outstanding 8.125% Series A Cumulative Redeemable Preferred Stock.

•	Established an at-the-market (“ATM”) equity sales program under which the Company may from time to time issue up to $100.0 million of its common stock. The Company issued 539,139 shares at an average price of $5.90 per share during the quarter.

•	Acquired 12 properties in 10 separate transactions for a total purchase price of approximately $174.0 million (initial cap rate 8.0% and annualized straight-line cap rate 8.1%) with an average weighted lease term of 7.3 years.

•	In July, the Company closed the acquisition of an approximately $69.0 million portfolio of three industrial properties, by issuing 3.8 million limited partnership units (“OP Units”) of GPT Property Trust LP, the Company’s operating partnership, based on the closing price of $6.19 per share of Company common stock on July 9, 2014.

•	Subsequent to quarter end, the Company acquired one additional property for a total purchase price of approximately $10.1 million (7.7% initial cap rate; 8.4% annualized straight-line cap rate) with a lease term of approximately 7.0 years.

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•	Ended the quarter with approximately $189.1 million of liquidity, as compared to approximately $298.7 million of liquidity reported in prior quarter.

Summary

NEW YORK, N.Y. – November 4, 2014 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $7.5 million, or $0.06 per diluted common share for three months ended September 30, 2014. For the quarter, the Company generated FFO of $4.6 million, or $0.04 per diluted common share. Net loss and FFO includes acquisition costs of $1.3 million, or $0.01 per diluted common share, and a one-time charge of $3.5 million, or $0.03 per diluted common share, relating to the redemption of the Series A Preferred Stock. For the quarter, the Company generated Core FFO of $10.2 million, or $0.08 per diluted common share, and generated AFFO of $9.2 million, or $0.08 per diluted common share. A reconciliation of FFO, Core FFO and AFFO to net income (loss) available to common stockholders is included on page 9 of the press release.

The Company reaffirms its previous guidance of estimated quarterly run-rate FFO for the fourth quarter of 2014 of $0.09 – $0.11 per common share. The estimated quarterly run-rate FFO presents property revenue and expenses for a quarterly or other period as if all properties were owned for the entire period. Run-rate FFO excludes acquisition expenses and one-time charges, but includes the dilutive effect of shares issued during the period as if they were issued on the first day of the period. Accordingly, Core FFO will differ from this range.

For the third quarter of 2014, the Company recognized total revenues of approximately $34.3 million, an increase of 67% over total revenues of $20.6 million reported in the prior period.

Gordon F. DuGan, Chief Executive Officer, commented, “I am very pleased with our third quarter results. We finished the refinance of our balance sheet with our Series B Preferred Stock issuance, started our ATM program, had a very active investment quarter and hit our guidance number.”

7.125% Series B Cumulative Redeemable Preferred Stock

In August, the Company issued 3,500,000 shares of its 7.125% Series B Cumulative Redeemable Preferred Stock for net proceeds of $84.4 million. The Company used the net proceeds from the offering, together with cash on hand as necessary, to redeem all of the Company’s outstanding Series A Preferred Stock. The Company recorded a $2.9 million one-time charge or $0.02 per diluted common share attributable to the write-off of the remaining issuance costs of the Series A Preferred Stock as of the redemption date.

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At-The-Market Offering

In September, the Company established an at-the-market (“ATM”) stock offering program, through which the Company may from time to time sell an aggregate of up to $100.0 million of its shares of common stock through its sales agents. As of September 30, 2014, the Company issued 539,139 shares of common stock under the program for net proceeds of approximately $3.1 million at an average price of $5.90 per share. Proceeds for issuances under the program were used for property acquisitions and general corporate purposes.

Property Acquisitions

As previously announced, the Company closed the acquisition of a portfolio of three industrial properties, located in Ames, Iowa; Buford, Georgia; and Wilson, North Carolina, totaling approximately 1.5 million square feet for an aggregate purchase price of approximately $69.0 million. The Company assumed three in-place mortgage loans totaling approximately $42.9 million having an average remaining term of 2.8 years until maturity. The Company funded the remaining balance of the purchase price, net of certain closing costs paid in cash, by issuing to the selling investors approximately 3.8 million limited partnership units (“OP Units”) of GPT Property Trust LP, the Company’s operating partnership, based on the closing price of $6.19 per share of Company common stock on July 9, 2014. OP Units can be converted on a 1:1 basis into the Company’s common shares at the election of the unit holder. As of September 30, 2014 approximately 2.5 million OP Units remain outstanding.

In the third quarter of 2014, the Company acquired 12 properties in 10 separate transactions for a total purchase price of approximately $174.0 million (8.0% initial cap rate; 8.1% annualized straight-line cap rate) with a 7.3-year weighted average lease term. Subsequent to quarter end, the Company acquired one additional property for a total purchase price of approximately $10.1 million (7.7% initial cap rate; 8.4% annualized straight-line cap rate) with a lease term of approximately 7.0 years.

Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)

				Purchase			Cash	S/L
Location	MSA	Property Type	Square Feet	Price		Occupancy	NOI	NOI
Industrial Portfolio
Worcester, MA	Greater Boston	Class B Industrial	285,437	$21,400	[1]	100%	$1,618	$1,761
Bloomingdale, IL / Kenosha, WI2	Chicago	Class B Industrial	270,363	17,816	[3]	100%	1,229	1,320
Arlington Heights, IL	Chicago	Freezer/Cooler	186,954	19,100		100%	1,543	1,600
Ames, IA	Greater Des Moines	Class B Industrial	576,876	26,250		100%	2,203	2,226
Buford, GA	Atlanta	Class B Industrial	550,000	26,040		100%	2,794	2,513
Wilson, NC	Greater Raleigh	Class B Industrial	328,000	16,700		100%	1,193	1,311

Specialty Assets
Santa Clara	San Francisco	Auto Rental	5,066	$20,000		100%	$1,329	$1,329
Medley[4]	Miami	Auto Parts Recycling	27,680	17,300		100%	1,278	1,278

Office/Banking Center Portfolio
Parsippany	New York / New Jersey	Class B Office	56,230	$9,370		100%	$772	$830

			2,286,606	$173,976		100%	$13,959	$14,168

Closed Since Quarter End
Miami	Miami	Class B Industrial	187,749	$10,060		100%	$773	$846

			187,749	$10,060		100%	$773	$846

(1)	Net of seller credits of $99,800.
(2)	Portfolio includes two separate properties.
(3)	Net of seller credits of $84,000.
(4\)	Includes three separate properties.

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Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $900.0 million of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the third quarter 2014, Gramercy Asset Management recognized fee revenues of $4.8 million in property management, asset management, and administrative fees, as compared to $7.1 million at the end of the prior quarter. The decrease of $2.3 million is primarily attributable to asset management fees related to the Bank of America Portfolio joint venture that were internalized when the Company acquired the remaining 50% interest in the joint venture in the second quarter. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS Real Estate Investment Trust, Inc.

Corporate

As of September 30, 2014, the Company maintained approximately $189.1 million of liquidity at quarter end, as compared to approximately $298.7 million of liquidity reported the prior quarter. Liquidity includes $24.1 million of unrestricted cash as compared to approximately $98.7 million reported at the end of the prior quarter. As of September 30, 2014, there were borrowings of $200.0 million outstanding under the Term Loan and $35.0 million outstanding under the Revolving Unsecured Credit Facility. Subsequent to quarter end, the Company repaid $10.0 million of the amounts borrowed under the Unsecured Revolving Credit Facility.

Management, general and administrative (“MG&A”) expenses were $4.8 million for the quarter ended September 30, 2014, as compared to $4.5 million at end of the prior quarter. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended
	September 30,	June 30,
	2014	2014
Corporate / Investments	$4,296	$3,850
Asset Management	523	647
Total	$4,819	$4,497

MG&A expenses includes non-cash stock compensation costs of approximately $742,000 and $516,000 for the three months ended September 30, 2014 and June 30, 2014, respectively.

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Dividends

The Board of Directors authorized and the Company declared a dividend of $0.035 per common share for the third quarter of 2014 which was paid on October 15, 2014 to holders of record as of September 30, 2014.

In September, the Company redeemed all outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.32161 per share, the sum of the $25.00 per share redemption price and a prorated quarterly dividend of $0.32161.

Company Profile

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. The Company also operates a commercial real estate asset and property management business for third parties.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Tuesday, November 4, 2014, at 12:00 PM EST to discuss third quarter financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (888) 771-4371 - Domestic or (847) 585-4405 - International, using pass code “GRAMERCY”.

A replay of the call will be available from November 4, 2014 at 2:30 PM EST through November 7, 2014 at 11:59 PM EST by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3830 4083#.

(GPT-EN)

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2014	2013
Assets:
Real estate investments, at cost:
Land	$204,048	$73,131
Building and improvements	745,319	264,581
Less: accumulated depreciation	(19,354)	(4,247)
Total real estate investments, net	930,013	333,465
Cash and cash equivalents	24,135	43,333
Restricted cash	2,419	179
Investment in joint ventures	-	39,385
Servicing advances receivable	1,475	8,758
Retained CDO bonds	6,773	6,762
Tenant and other receivables, net	12,978	5,976
Acquired lease assets, net of accumulated amortization of $9,322 and $1,596	156,788	40,960
Deferred costs, net of accumulated amortization of $1,300 and $634	10,846	5,815
Other assets	17,808	7,030
Total assets	$1,163,235	$491,663
Liabilities and Equity:
Liabilities:
Secured revolving credit facility	$-	$45,000
Unsecured revolving credit facility	35,000	-
Exchangeable senior notes, net	107,459	-
Senior unsecured term loan	200,000	-
Mortgage notes payable	163,005	122,180
Total long term debt	505,464	167,180
Accounts payable and accrued expenses	16,640	11,517
Dividends payable	5,180	37,600
Accrued interest payable	1,204	81
Deferred revenue	8,530	1,581
Below-market lease liabilities, net of accumulated amortization of $2,636 and $300	54,991	6,077
Derivative instruments, at fair value	1,358	302
Other liabilities	8,274	852
Total liabilities	601,641	225,190

Commitments and contingencies	-	-
Noncontrolling interest in operating partnership	14,621	-
Equity:
Common stock, par value $0.001, 200,000,000 and 100,000,000 shares authorized, and 119,732,100 and 71,313,043 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively.	120	71
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 3,525,822 shares authorized, issued and outstanding at December 31, 2013.	-	85,235
Series B cumulative redeemable preferred stock, par value $0.001, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at September 30, 2014.	84,394	-
Additional paid-in-capital	1,391,888	1,149,896
Accumulated other comprehensive loss	(3,043)	(1,405)
Accumulated deficit	(926,386)	(967,324)
Total equity	546,973	266,473
Total liabilities and equity	$1,163,235	$491,663

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Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Rental revenue	$19,921	$4,024	$37,691	$6,484
Management fees	4,848	8,343	18,867	30,275
Operating expense reimbursements	8,960	460	12,338	764
Investment income	492	464	1,393	1,233
Other income	80	130	224	236
Total revenues	34,301	13,421	70,513	38,992
Expenses
Property operating expenses:
Property management expenses	3,293	4,842	13,425	16,015
Property operating expenses	9,238	479	13,011	903
Total property operating expenses	12,531	5,321	26,436	16,918
Other-than-temporary impairment	1,650	-	1,650	1,682
Portion of impairment recognized in other comprehensive loss	(907)	-	(907)	-
Net impairment recognized in earnings	743	-	743	1,682
Depreciation and amortization	12,306	1,886	22,451	3,142
Interest expense	4,934	538	11,070	623
Realized loss on derivative instruments	-	-	3,300	-
Management, general and administrative	4,819	4,672	13,658	13,366
Acquisition expenses	1,323	238	3,246	1,487
Total expenses	36,656	12,655	80,904	37,218
Income (loss) from continuing operations before equity in income (loss) from joint ventures, gain on remeasurement of previously held joint venture, loss on extinguishment of debt, and provision for taxes	(2,355)	766	(10,391)	1,774
Equity in net income (loss) of joint ventures	103	983	1,856	(2,808)
Income (loss) from continuing operations before gain on remeasurement of previously held joint venture, loss on extinguishment of debt, provision for taxes, and discontinued operations	(2,252)	1,749	(8,535)	(1,034)
Gain on remeasurement of previously held joint venture	-	-	72,345	-
Loss on extinguishment of debt	-	-	(1,925)	-
Provision for taxes	(165)	(744)	(971)	(5,590)
Income (loss) from continuing operations	(2,417)	1,005	60,914	(6,624)
Income (loss) from discontinued operations	(41)	(514)	(522)	9,456
Gain on sale of joint venture interest to a director related entity	-	-	-	1,317
Gains from disposals	-	-	-	389,140
Provision for taxes	-	-	-	(2,515)
Income (loss) from discontinued operations	(41)	(514)	(522)	397,398
Net income (loss)	(2,458)	491	60,392	390,774
Net loss attributable to noncontrolling interest	104	-	104	-
Net income (loss) attributable to Gramercy Property Trust Inc.	(2,354)	491	60,496	390,774
Preferred stock redemption costs	(2,912)	-	(2,912)	-
Preferred stock dividends	(2,192)	(1,790)	(5,773)	(5,370)
Net income (loss) available to common stockholders	$(7,458)	$(1,299)	$51,811	$385,404
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.06)	$(0.01)	$0.56	$(0.21)
Net income (loss) from discontinued operations	-	(0.01)	(0.01)	6.77
Net income (loss) available to common stockholders	$(0.06)	$(0.02)	$0.55	$6.56
Basic weighted average common shares outstanding	117,926,151	58,902,708	94,558,781	58,729,491
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.06)	$(0.01)	$0.54	$(0.21)
Net income (loss) from discontinued operations	-	(0.01)	(0.01)	6.77
Net income (loss) available to common stockholders	$(0.06)	$(0.02)	$0.53	$6.56
Diluted weighted average common shares and common share equivalents outstanding	117,926,151	58,902,708	96,913,370	58,729,491

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Gramercy Property Trust Inc.

Earnings per Share

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Numerator - Income (loss):
Net income (loss) from continuing operations	$(2,417)	$1,005	$60,914	$(6,624)
Net income (loss) from discontinued operations	(41)	(514)	(522)	397,398
Net income (loss)	(2,458)	491	60,392	390,774
Net loss attributable to noncontrolling interest	104	-	104	-
Preferred stock redemption costs	(2,912)	-	(2,912)	-
Preferred stock dividends	(2,192)	(1,790)	(5,773)	(5,370)
Net income (loss) available to common stockholders	$(7,458)	$(1,299)	$51,811	$385,404

Denominator-Weighted average shares:
Weighted average basic shares outstanding	117,926,151	58,902,708	94,558,781	58,729,491
Effect of dilutive securities:
Unvested share based payment awards	-	-	1,152,577	-
Options	-	-	65,956	-
Phantom stock units	-	-	579,670	-
OP Units	-	-	556,386	-
Diluted Shares	117,926,151	58,902,708	96,913,370	58,729,491

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income (loss) available to common shareholders	$(7,458)	$(1,299)	$51,811	$385,404
Add:
Depreciation and amortization	12,306	1,904	22,451	3,625
FFO adjustments for unconsolidated joint ventures	67	2,159	4,019	6,806
Net loss attributed to noncontrolling interest	(104)	-	(104)	-
Loss (income) from discontinued operations	41	514	522	(397,398)
Less:
Non-real estate depreciation and amortization	(204)	(64)	(580)	(615)
Gain on remeasurement of previously held joint venture	-	-	(72,345)	-
FFO adjustment for discontinued operations	-	8	-	(7)
Funds from operations	$4,648	$3,222	$5,774	$(2,185)

Add:
Acquisition costs	1,323	238	3,246	1,487
Other-than-temporary impairments on retained bonds	743	-	743	1,682
Loss on extinguishment of debt	-	-	1,925	-
Loss on derivative instruments	-	-	3,300	-
Preferred stock redemption costs	2,912	-	2,912	-
Change in preferred stock dividends	564	-	564	-

Core funds from operations, before discontinued operations	$10,190	$3,460	$18,464	$984

Add:
Non-cash stock-based compensation expense	864	583	2,098	1,572
Amortization of above market lease assets	374	41	973	116
Amortization of deferred financing costs and non-cash interest	763	(71)	2,041	(65)
Amortization of lease inducement costs	44	-	132	-
Return on construction advances	-	-	358	-
Non-real estate depreciation and amortization	204	64	580	615
Amortization of free rent received at property acquisition	146	-	369	-
Less:
AFFO adjustments for joint ventures	(21)	(390)	(793)	4,254
Straight-lined rent	(1,100)	(803)	(2,832)	(1,454)
Incentive fees, net of taxes	-	(573)	-	(3,899)
Change in preferred stock dividends	(564)	-	(564)	-
Amortization of below market lease liabilities	(1,662)	(89)	(2,336)	(206)

Adjusted funds from operations	$9,239	$2,222	$18,490	$1,917

Funds from operations per share - basic	$0.04	$0.05	$0.06	$(0.04)

Funds from operations per share - diluted	$0.04	$0.05	$0.06	$(0.04)

Core funds from operations per share - basic	$0.08	$0.06	$0.19	$0.02

Core funds from operations per share - diluted	$0.08	$0.06	$0.19	$0.02

Adjusted funds from operations per share - basic	$0.08	$0.04	$0.19	$0.03

Adjusted funds from operations per share - diluted	$0.08	$0.04	$0.19	$0.03

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure - continued

(Unaudited, dollar amounts in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Basic weighted average common shares outstanding - EPS	117,926,151	58,902,708	94,558,781	58,729,491
Weighted average non-vested share based payment awards	1,111,857	667,500	-	688,965
Weighted average partnership units held by noncontrolling interest	1,651,015	-	556,386	-
Weighted average common shares and units outstanding	120,689,023	59,570,208	95,115,167	59,418,456

Diluted weighted average common shares and common share equivalents outstanding - EPS (1)	117,926,151	58,902,708	96,913,370	58,729,491
Weighted average partnership units held by noncontrolling interest	1,651,015	-	-	-
Weighted average non-vested share based payment awards	2,264,434	1,636,500	-	1,657,965
Weighted average stock options	69,962	50,828	-	49,136
Phantom shares	579,670	518,075	-	518,075
Diluted weighted average common shares and units outstanding	122,491,232	61,108,111	96,913,370	60,954,667

(1) For the nine months ended September 30, 2014, the diluted weighted average share calculation which is the denominator in diluted earnings per share includes the weighted average partnership units, non-vested share based payment awards, stock options and phantom shares. These amounts were excluded from the diluted earnings per share calculation for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2013 because they would have been anti-dilutive during those periods.

Disclaimers

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

FFO, Core FFO and AFFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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